AMENDMENT NO. 8 TO CREDIT AGREEMENT AND WAIVERS

        AMENDMENT and WAIVERS dated as of July 19, 1999 among PERINI CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (collectively, the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                              W I T N E S S E T H :

        WHEREAS, the Borrower, the Banks and Morgan Guaranty Trust Company of New York, as Agent, are parties to an Amended and Restated Credit Agreement dated as of January 17, 1997 (as heretofore amended, the "Credit Agreement");

        WHEREAS, the parties have agreed to amend certain provisions of the Credit Agreement as provided herein, and at the request of the Borrower the Banks have agreed to grant the waivers provided herein;

         NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

        SECTION 2. Amendment to Application of Mandatory Commitment  Reductions.
Section 2.10(b) of the Credit Agreement is amended by deleting the reference to "$5,000,000" in the proviso therein and inserting "$7,500,000" in lieu thereof.

        SECTION  3.   Amendment  to   Mandatory   Commitment   Reductions   from
Dispositions of Real Estate Investments and Other Property. Section 2.10(c) of the Credit Agreement is amended as follows:

(a)      Clause (i) is amended and restated in its entirety to read as follows:

              "(i) immediately upon receipt by the Borrower or any Subsidiary at any time of any proceeds from any Disposition of any Real Estate

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
                Exhibit 10.25 Investment or any other real property of the Borrower or any Subsidiary (including without limitation any proceeds received by the Borrower or any Subsidiary as consideration for the granting of any right or option providing for a Disposition but excluding operating receipts from Real Estate Investments), by an amount equal to 100% of the Net Proceeds realized by the Borrower or any Subsidiary in respect thereof."

(b)      Clause (ii) is amended by:

        (i) deleting in subclause (C) thereof "80%" and inserting "100%" in lieu thereof; and

        (ii) deleting the phrase "at which time the Commitments shall be reduced by 80% of $125,000 (i.e., $100,000) or 80% of such higher integral multiple of $125,000, as the case may be" and inserting in its place the following phrase:

                "at which time the Commitments shall be reduced by $125,000 or such higher integral multiple of $125,000, as the case may be."

        SECTION 4. Amendment to Eliminate Limitation on Fees and Expenses of Independent Public Accountants, Financial Advisors and Other Experts. Section 9.03(a) of the Credit Agreement is amended by deleting the entire parenthetical containing the proviso in clause (i) thereof.

        SECTION 5. Bank Meeting. The Borrower agrees to hold a meeting prior to September 10, 1999, and that its Chairman, the chairman of the special committee of the Borrower's Board of Directors appointed to consider refinancing alternatives, the other members of such special committee to the extent such other members are available and other members of the Borrower's senior management will be present at the meeting, to discuss the Borrower's cash flow projections for the remainder of 1999 and 2000-2002, the status of the Rincon Center project and a proposal for refinancing the Borrower's obligations under the Financing Documents, including the proposed capital structure for the Borrower. If requested by any Bank prior to such meeting, the Borrower will ensure that any financial advisor retained by such special committee and Richard
C. Blum will be present at appropriate times during such meeting. Any failure by the Borrower to comply with this Section 5 shall constitute an Event of Default.

        SECTION 6. Waivers With Respect to the Rincon. Solely for the period from the date hereof through and including the "Rincon Waivers Termination Date" (as defined below), each Bank waives the Defaults (including notice thereof) arising under the Credit Agreement solely as a result of the fact that:

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
                                                                   Exhibit 10.25

        (i) the Rincon Restructuring shall not have become effective on or before April 30, 1999;

        (ii) the Borrower's shall have failed to comply with its obligations under Section 5.02 of the Credit Agreement, but solely to the extent such obligations would require the Borrower to cause Perini Land and Development and Rincon Center Associates to pay and discharge, at or before maturity, all of their respective material obligations and liabilities relating to the Rincon Center project;

        (iii) Rincon Center Associates shall have failed to make any payment in respect of Debt relating to the Rincon Center project; or

        (iv) any event or condition shall occur which results in the acceleration of the maturity of any Debt of Rincon Center Associates relating to the Rincon Center project or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof.

                These waivers do not affect the Borrower's obligation to pay the $300,000 fee that was to be payable if the Rincon Restructuring did not become effective on or before July 16, 1999, as required by Section 3(b) of Waiver No. 2 With Respect to the Rincon Restructuring dated as of May 15, 1999.

        As used herein, "Rincon Waivers Termination Date" means the earlier of September 30, 1999 and the first date, if any, when any of the following events shall occur:

        (i) The Borrower or Perini Land and Development shall become a named party in any proceeding relating to the Rincon Center project, other than the proceeding commenced by Pacific Gateway Properties, Inc., Case No. 301993 (the "PGP Lawsuit");

        (ii) Any development occurs in the PGP Lawsuit that is adverse to the Borrower or Perini Land and Development;

        (iii) An Event of Default described in Section 6.01(i) shall occur with respect to Rincon Center Associates, other than an Event of Default arising solely from Rincon Center Associates' failure generally to pay its debts as they become due; and

        (iv)    An  involuntary  case or other  proceeding  shall  be  commenced
                against   Rincon   Center   Associates   seeking    liquidation,
                reorganization or other relief with

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
                                                                   Exhibit 10.25

                respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any material part of its property.

        SECTION 7. Waiver of Minimum Consolidated Adjusted Tangible Net Worth Covenant. The Banks hereby waive the Borrower's obligations to comply with
Section 5.09 of the Credit Agreement through and including the Rincon Waivers Termination Date. This waiver shall not affect the Borrower's obligation to comply with Section 5.09 of the Credit Agreement for any other period specified therein.

        SECTION 8. Waiver of Condition to Borrowings. Solely for Borrowings on any date from the date hereof through and including the Rincon Waivers Termination Date, the Banks hereby waive the condition to Borrowing contained in
Section 3.02(d) of the Credit Agreement, but only to the extent such condition cannot be satisfied due solely to the inability of the Borrower to make the representation and warranty contained in Section 4.04(c) of the Credit Agreement as a result of the write-down of its investment in the Rincon Center project. The Banks acknowledge that a Borrowing on any day from the date hereof through and including the Rincon Waivers Termination Date shall not be deemed to be a representation and warranty by the Borrower on such date as to the condition specified in Section 3.02(d) to the extent that such condition is waived hereunder.

        SECTION 9. Representations and Warranties Correct; No Default. The Borrower represents and warrants that on and as of the date hereof (a) the representations and warranties of each Obligor contained in each Financing Document, as amended, to which it is a party are true, other than the representation and warranty contained in Section 4.04(c) of the Credit Agreement to the extent that the Borrower cannot make such representation and warranty due solely to the status of the Rincon Center project and (b) no Default under the Credit Agreement exists.

        SECTION 10. Effect of Amendments and Waivers. Except as expressly set forth herein, the amendments and waivers contained herein shall not constitute an amendment or waiver of any term or condition of the Credit Agreement or any other Financing Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        SECTION 11. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 12. Counterparts. This Amendment and Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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
                                                                   Exhibit 10.25

        SECTION 13. Consent by Subsidiary Guarantors. By signing this Amendment and Waiver below, each Subsidiary Guarantor affirms its obligations under the Subsidiary Guarantee Agreement and acknowledges that this Amendment and Waiver shall not alter, release, discharge or otherwise affect any of such obligations, all of which shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        SECTION 14. Effectiveness. This Amendment and Waiver shall become effective as of the date hereof when the Agent shall have received:

        (a) duly executed counterparts hereof signed by the Borrower, each Bank and each Subsidiary Guarantor (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); and

        (b) the $300,000 fee payable in accordance with Section 3(b) of Waiver No. 2 With Respect to the Rincon Restructuring dated as of May 15, 1999.

        SECTION 15. Effect of Rincon Waivers Termination Date. The waivers granted pursuant to Sections 6, 7 and 8 shall terminate and be of no further force and effect on the Rincon Waivers Termination Date. The Banks shall retain, and upon such termination the Banks shall be entitled to exercise, any and all rights and remedies with respect to the Defaults waived pursuant thereto.

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                                                                   Exhibit 10.25


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waivers to be duly executed by their respective authorized officers as of the date first above written.